2


____________________________________________________________________________





             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549



                         FORM 8-K/A


                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934




                Date of Report:  May 2, 1996




                         APL LIMITED
  (Previously known as American President Companies, Ltd.)
   (Exact name of registrant as specified in its charter)



            Delaware                  1-8544              94-2911022
(State or other jurisdiction of (Commission (I.R.S. Employer incorporation or organization) File Number) Identification No.)




          1111 Broadway, Oakland, California  94607
    (Address of principal executive offices)  (Zip Code)



       Registrant's telephone number:  (510) 272-8000

____________________________________________________________________________

                APL LIMITED AND SUBSIDIARIES




Item 7.   Financial Statements and Exhibits

(b)  (1)    Pro  forma financial information.   The  pro  forma
financial information required pursuant to Article 11 of Regulation S-X is submitted as Appendix A to this Report.

(c)  Exhibits

Exhibit No.            Description of Document
____________________________________________________________________________


2.1 Purchase Agreement as of May 2, 1996, by and among Hub Group, Inc., APL Limited and APL Land Transport Services, Inc., incorporated by reference to the identically numbered exhibit to the Form 8-K (File No. 1-8544), dated May 2, 1996 and filed on May 17, 1996.

                APL LIMITED AND SUBSIDIARIES






                         SIGNATURES



      Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                              APL LIMITED

Dated:  July 16, 1996                By  /s/ William J. Stuebgen
                                             William J. Stuebgen
                                              Vice President,
                                              Controller and
                                         Chief Accounting Officer

                         APPENDIX A

               PRO FORMA FINANCIAL STATEMENTS




      The following unaudited pro forma consolidated statements of income for the year ended December 29, 1995 and for the 14 weeks ended April 5, 1996, and the unaudited pro forma consolidated balance sheet as of April 5, 1996 give effect to the sale by APL Limited (previously known as American President Companies, Ltd.) (the OcompanyO) to Hub Group, Inc. (OHubO) its rights to service certain domestic intermodal customers of APL Land Transport Services, Inc. (OAPLLTSO), a wholly owned subsidiary of the company, for $8.0 million in cash and notes. The company realized a pretax gain of $6.9 million on the sale. In addition, APLLTS and Hub entered into a 10-year agreement whereby the APLLTS will provide stacktrain services to Hub.

      The unaudited pro forma consolidated statements of income give effect to the transaction as if it had occurred at the beginning of each period presented. The unaudited pro forma consolidated balance sheet gives effect to the transaction as if it had occurred on April 5, 1996. The unaudited pro forma consolidated financial statements have been prepared by management based upon the historical financial statements of the company and assumptions described in the accompanying notes and do not purport to be indicative of the results that would have actually occurred had the transaction been completed on the dates indicated or may be obtained in the future.

APL Limited and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 29, 1995
(In thousands, except                       Pro Forma
per share amounts)            Historical   Adjustments           Pro Forma
Revenues                       $2,895,982  $(135,785)(1)        $2,760,197
Expenses
Operating, Net of Operating-
  Differential Subsidy          2,589,924   (148,201)(1)         2,441,723
General and Administrative         76,895                           76,895
Depreciation and Amortization     112,418                          112,418
Restructuring Charge               48,372    (10,137)(2)            38,235
 Total Expenses                 2,827,609   (158,338)            2,669,271
Operating Income                   68,373     22,553                90,926

Interest Income                    23,098        450 (3)            23,548
Interest Expense                  (38,318)                         (38,318)
Income Before Taxes                53,153     23,003                76,156
Federal, State and Foreign
 Tax Expense                       22,856      9,891 (4)            32,747
Net Income                      $  30,297  $  13,112             $  43,409
Less Dividends on Preferred Stock   3,375                            3,375
Net Income Applicable to
  Common Stock                  $  26,922  $  13,112             $  40,034
Earnings Per Common Share (5)
  Primary                       $    0.95                        $    1.27
  Fully Diluted                 $    0.99                        $    1.28
Weighted Average Common Shares
  Primary                          28,245                           28,245
  Fully Diluted                    30,556                           30,556

See the accompanying Notes.

APL Limited and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE QUARTER ENDED APRIL 5, 1996
(In thousands, except                       Pro Forma
per share amounts)            Historical   Adjustments    Pro Forma
Revenues                       $ 726,337   $(24,263)(1) $ 702,074
Expenses
Operating, Net of Operating-
  Differential Subsidy           663,527    (34,037)(1)   629,490
General and Administrative        13,622                   13,622
Depreciation and Amortization     31,621                   31,621
 Total Expenses                  708,770    (34,037)      674,733
Operating Income                  17,567      9,774        27,341

Interest Income                    6,745        121 (3)     6,866
Interest Expense                 (17,734)                 (17,734)
Income Before Taxes                6,578       9,895       16,473
Federal, State and Foreign
 Tax Expense                       2,697       4,058 (4)    6,755
Net Income                     $   3,881    $  5,837    $   9,718
Earnings Per Common Share (5)
  Primary                      $    0.15                $    0.21
  Fully Diluted                $    0.15                $    0.21
Weighted Average Common Shares
  Primary                         26,118                   26,118
  Fully Diluted                   26,382                   26,382

See the accompanying Notes.

APL Limited and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF APRIL 5, 1996
(In thousands, except                      Pro Forma
per share amounts)            Historical Adjustments    Pro Forma
ASSETS
Current Assets
Cash and Cash Equivalents      $ 138,882   $2,000 (6)   $ 140,882
Short-Term Investments           151,167                  151,167
Trade and Other Receivables, Net 243,962    2,000 (6)     245,962
Fuel and Operating Supplies       33,787                   33,787
Prepaid Expenses and
 Other Current Assets             58,242                   58,242
Total Current Assets             626,040    4,000         630,040
Property and Equipment
Ships                            902,466                  902,466
Containers, Chassis
 and Rail Cars                   792,322                  792,322
Leasehold Improvements and Other 285,428                  285,428
Construction in Progress           4,858                    4,858
                               1,985,074                1,985,074
Accumulated Depreciation and
 Amortization                   (828,862)                (828,862)
Property and Equipment, Net    1,156,212                1,156,212
Notes Receivable from the Sale of the
 Domestic Distribution
  Services Segment                         4,000 (6)        4,000
Investments and Other Assets     143,917                  143,917
Total Assets                  $1,926,169  $8,000       $1,934,169

LIABILITIES AND STOCKHOLDERSO EQUITY
Current Liabilities
Current Portion of Long-Term Debt
 and Capital Leases            $   3,217                $   3,217
Accounts Payable and
 Accrued Liabilities             426,222 $(5,904)(7)      420,318
Total Current Liabilities        429,439  (5,904)         423,535
Deferred Income Taxes            145,119   3,852 (8)      148,971
Other Liabilities                144,051                  144,051
Long-Term Debt                   735,300                  735,300
Capital Lease Obligations            936                      936
Total Long-Term Debt and
 Capital Lease Obligations       736,236                  736,236
Commitment and Contingencies
StockholdersO Equity
Common Stock                      25,707                   25,707
Additional Paid-In Capital         2,749                    2,749
Retained Earnings                442,868  10,052 (9)      452,920
Total Stockholders' Equity       471,324  10,052          481,376
Total Liabilities and
 StockholdersO Equity         $1,926,169 $ 8,000       $1,934,169

See the accompanying Notes.

APL Limited and Subsidiaries


NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)These adjustments include:
   . The elimination of Revenues and Operating Expenses related to the servicing rights sold;
   . Recording the estimated Revenues and Operating Expenses of $45.1 million and $34.3 million for the year ended December 29, 1995, respectively, and $11.6 million and $9.0 million for the quarter ended April 5, 1996, respectively, of an agreement whereby APLLTS will provide stacktrain services to Hub;
   .  And recording the gain on the sale of $6.9 million.

(2)To adjust the Restructuring Charge for items directly related to the sale, including employee severance and office closure costs.

(3)To remove Interest Income related to the servicing rights sold and adjust Interest Income for interest accrued on the proceeds from the sale.

(4)To adjust Federal, State and Foreign Tax Expense associated with the changes in Income Before Taxes assuming an effective rate of 43% and 41% for the year ended December 29, 1995 and the quarter ended April 5, 1996, respectively.

(5)Pro Forma Earnings per Common Share exclude the effect of the $6.9 million gain on the sale, the related Interest
   Income from the sales proceeds, and the associated Federal, State and Foreign Tax Expense.

(6)To record proceeds from the sale consisting of $2.0 million in cash and $6.0 million in notes receivable.

(7)To remove $10.1 million of the Restructuring Charge accrual, record accrued transaction costs of $1.1 million associated with the sale and adjust Income Taxes Payable attributable to the $6.9 million gain on the sale.

(8)To increase Deferred Income Taxes as a result of the removal of a portion the Restructuring Charge for items directly related to sale.

(9)To record the impact of the gain on the sale, the adjustment to the restructuring accrual and related income taxes.